Exhibit 10.2

                                  June 11, 1998


Mr. Ron C. Snead
Cinergy Corporation
139 East Fourth St.
Cincinnati, OH 45201

Re:  IPL/PSI Interconnection Agreement - Service Schedule D

Dear Mr. Snead:

This letter seeks to extend our existing agreement regarding transmission service IPL provides PSI Energy at the Carmel Southeast Tap, which expires August 31. IPL proposes to extend Service Schedule D (Carmel Southeast Tap Network Power and Energy Transfer), a part of the existing interconnection agreement between IPL and Cinergy, dated June 30, 1995, by one year, to include August 31, 1999.

Please confirm by signature below, Cinergy's agreement that the existing Service Schedule D, under which IPL currently provides service to PSI at the Carmel Southeast Tap, will be extended by one year to and including August 31, 1999, with the same rates, terms and conditions. Further, Cinergy and IPL agree that PSI Energy also has the option to take transmission service for Carmel Southeast Tap under any open access transmission tariffs that may be filed by IPL and which become effective after the date of this letter agreement.

Two original copies of this letter are provided for your signature. Please return one signed original copy to me and retain one copy for your files.

                                    Regards,


                                                     Michael G. Banta,
                                                     Vice President
                                                     and Assistant General
                                                        Counsel

ACKNOWLEDGEMENT

By:      /s/ John C. Procario
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Title:   Vice President
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Company: CINERGY
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